Exhibit 99.1
CLEAR CHANNEL COMMUNICATIONS, INC.
SEEKS EXTENSIONS OF EXISTING TERM LOANS AND
ANNOUNCES PROPOSED PRIVATE NOTES EXCHANGE OFFER

San Antonio, November 25, 2013.  Clear Channel Communications, Inc. (“CCU”) announced today that it is seeking, subject to market and customary conditions, to extend $1.0 billion in aggregate principal amount of outstanding term loans B and C due January 2016 until July 2019.  The new extended term loans will have the same security and guarantee package as the outstanding term loans B, C and D.  Consummation of the term loan extension is subject to the satisfaction or waiver of certain conditions, including the submission for extension of at least $1.0 billion in aggregate principal amount of outstanding term loans B and C and other customary closing documentation.

CCU also announced today that it has commenced a private offer (the “Exchange Offer”) to holders of CCU’s outstanding 10.75% Senior Cash Pay Notes due 2016 (the “Outstanding Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due 2016 (the “Outstanding Toggle Notes” and collectively with the Outstanding Cash Pay Notes, the “Outstanding Notes”) to exchange any and all Outstanding Notes for its newly issued Senior Notes due 2021 (the “New Notes”).  The New Notes will be issued as “additional notes” under the indenture governing CCU’s outstanding Senior Notes due 2021 that were issued on June 21, 2013 (the “Existing 2021 Notes”).  New Notes issued upon the initial settlement date for the Exchange Offer will, upon issuance, trade fungibly with the Existing 2021 Notes.

The Exchange Offer, which is only available to holders of Outstanding Notes that have certified their status as (i) both “qualified institutional buyers” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and institutional “accredited investors” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or (ii) not “U.S. persons” as that term is defined in Rule 902 under the Securities Act (each, an “Eligible Holder”), is being made pursuant to an Offering Circular dated November 25, 2013 (the “Offering Circular”), and is exempt from registration under the Securities Act.

The Exchange Offer will expire at 11:59 p.m., New York City time, on December 23, 2013, unless extended by CCU (such time and date, as the same may be extended, the “Expiration Date”).  Eligible Holders who validly tender and do not validly withdraw Outstanding Notes on or prior to 5:00 p.m., New York City time, on December 9, 2013, unless extended by CCU (such time and date, as the same may be extended, the “Early Tender Date”), will receive additional consideration as described below.  In the event that at least $375.0 million aggregate principal amount of Outstanding Notes have been validly tendered and not withdrawn on the Early Tender Date, holders whose Outstanding Notes are accepted for exchange in the Exchange Offer will receive additional consideration as described below.  Outstanding Notes tendered on or prior to the Early Tender Date will settle on or before the Expiration Date.  Outstanding Notes tendered after the Early Tender Date but before the Expiration Date will settle promptly after the Expiration Date.  Tenders of Outstanding Notes may be withdrawn prior to 5:00 p.m., New York City time, on December 9, 2013, unless extended by CCU.

Clear Channel Communications, Inc. Outstanding Notes to be Exchanged	CUSIP Nos.	Outstanding Aggregate Principal Amount	Consideration for each $1,000 Principal Amount of Outstanding Notes Tendered on or Prior to the Early Tender Date (1)	Consideration for each $1,000 Principal Amount of Outstanding Notes Tendered After the Early Tender Date (1)	Additional Contingent Cash Consideration for each $1,000 Principal Amount of Outstanding Notes Tendered (2)
10.75% Senior Cash Pay Notes due 2016	184502BB7	$448,128,000	$1,100 of New Notes and $20 of cash	$1,050 of New Notes and $20 of cash	$20 of cash
11.00%/11.75% Senior Toggle Notes due 2016	184502BE1	$340,009,076	$1,100 of New Notes and $20 of cash	$1,050 of New Notes and $20 of cash	$20 of cash

(1)
Participating holders will also receive, with respect to their Outstanding Notes accepted for exchange, accrued and unpaid interest, if any, in cash, from the last applicable interest payment date up to, but not including, the applicable settlement date. However, because interest on the New Notes will accrue from the last interest payment date of the Existing 2021 Notes, the cash portion (but not the PIK portion) of the interest accrued on the New Notes from such last interest payment date up to, but not including, the applicable settlement date will be deducted from the interest payable by CCU on the Outstanding Notes as described in the Offering Circular.

(2)
In the event that at least $375.0 million aggregate principal amount of Outstanding Notes have been validly tendered and not withdrawn on the Early Tender Date, holders whose Outstanding Notes are accepted for exchange in the Exchange Offer will receive an additional $20 in cash per $1,000 aggregate principal amount of such Outstanding Notes that are accepted for exchange in the Exchange Offer.

Consummation of the Exchange Offer is subject to the satisfaction or waiver of certain conditions, including CCU’s determination on the initial settlement date for the Exchange Offer that the New Notes to be issued in exchange for Outstanding Notes tendered on or before the Early Tender Date will be fungible with the Existing 2021 Notes for all purposes, including for U.S. federal income tax purposes (the “Fungibility Condition”).  CCU reserves the right, in its sole discretion, to waive or modify any one or more of the conditions to the Exchange Offer, other than the Fungibility Condition, which CCU will not be entitled to waive.  Consummation of the term loan extension is not a condition to the Exchange Offer.

The New Notes will mature on February 1, 2021.  The New Notes will accrue interest at the rate of (i) 12.0% per annum in cash and (ii) 2.0% per annum through the issuance of PIK notes, payable on August 1 and February 1 on each year.  The next interest payment on the New Notes will be February 1, 2014.

The Outstanding Notes are, and the New Notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior basis by CCU’s parent, Clear Channel Capital I, LLC, and all of CCU’s existing domestic wholly-owned restricted subsidiaries.

The New Notes and related guarantees will be offered only in reliance on exemptions from registration under the Securities Act.  The New Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Documents relating to the Exchange Offer will only be distributed to holders of the Outstanding Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Outstanding Notes that desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offer, by calling toll-free (866) 470-3700 or at (212) 430-3774 (banks and brokerage firms).

This press release is for informational purposes only and shall not constitute an offer to sell or exchange nor the solicitation of an offer to buy the New Notes or any other securities.  The Exchange Offer is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.  Any offers of the New Notes will be made only by means of the Offering Circular.

About Clear Channel Communications

Clear Channel Communications is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current CCU management expectations.  These forward-looking statements include all statements other than those made solely with respect to historical facts.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond CCU’s ability to control or predict.  CCU undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President - Treasurer
(210) 832-3311